Tecogen Announces
Fourth Quarter and Year-End 2025 Results

Abinand Rangesh, CEO of Tecogen, commented "during the upcoming call, I will provide some significant positive updates that will include the scale of the Vertiv opportunity pipeline for our chillers, the status of our own data center opportunities and an upcoming pilot project.
On other positive news, our revenue grew 20% year on year. Although our loss widened and cash burn increased, this was because of critical expenses needed to expand margins in the service business and to develop the data center opportunities including expanding manufacturing capacity, R&D on our data center dual power source chiller and marketing."
NORTH BILLERICA, Mass., March 17, 2026 - Tecogen Inc. (NYSE American:TGEN), a leading manufacturer of clean energy products, reported revenues of $27.07 million and net loss of $8.25 million for the year December 31, 2025 compared to $22.62 million and net loss of $4.76 million for the same period in 2024, an increase in revenues of 19.7% year over year. For the quarter ending December 31, 2025, revenues were $5.32 million and net loss of $3.99 million compared to revenues of $6.08 million, and a net loss of $1.19 million in 2024. We used $9.91 million in cash from operations, used $0.40 million in cash to acquire property plant and equipment, principally the improvements required at our North Billerica facility, and generated $17.40 million in cash from financing activities during the year ended December 31, 2025 due to the July 2025 follow-on offering. Our cash balance was $12.43 million at December 31, 2025.
Key Takeaways
Net Loss and Earnings Per Share
•Net loss for the quarter ended December 31, 2025 was $3.99 million compared to a net loss of $1.19 million for the same period of 2024, an increase of $2.81 million, due to the impairment of goodwill and long-lived assets, increased operating expenses and decreased gross profit from our Services segments. EPS for the quarters ended December 31, 2025 and 2024 was a loss of $0.13/share and $0.05/share, respectively.
•Net loss for the year ended December 31, 2025 was $8.25 million compared to a net loss of $4.76 million in 2024, an increase of $3.49 million, due to decreased gross profit for our Services segment due to increased labor and material costs, increased operating costs and the goodwill and long-lived asset impairment recognized in the year ended December 31, 2025. EPS for the years ended December 31, 2025 and 2024 was a loss of $0.30/share and $0.19, respectively.

Loss from Operations
•Loss from operations for the quarter ended December 31, 2025 was $4.14 million compared to a loss from operations of $1.14 million for the same period in 2024, an increase of $3.00 million, due to the impairment of goodwill and long-lived assets, increased operating expenses and decreased gross profit from our Services segments.
•Loss from operations for the year ended December 31, 2025 was $8.24 million compared to a loss from operations of $4.53 million for the same period in 2024, an increase of $3.71 million, due to the impairment of goodwill and long-lived assets, increased operating expenses and decreased gross profit from our Services segments.
Revenues
•Revenues for the quarter ended December 31, 2025 were $5.32 million compared to $6.08 million for the same period in 2024, a 12.5% decrease.
◦Products revenues in the quarter ended December 31, 2025 were $0.46 million compared to $1.44 million for the same period in 2024, a decrease of 68.1%. The decrease in revenue during the quarter ended December 31, 2025 is due to a reduction in chiller and cogeneration revenue.
◦Services revenues in the quarter ended December 31, 2025 were $4.46 million, compared to $4.08 million for the same period in 2024, an increase of 9.3% due to a $0.36 million increase in revenues from existing contracts and a $0.01 million increase in revenues from the acquired Aegis maintenance contracts.
◦Energy Production revenues in the quarter ended December 31, 2025 were $395 thousand compared to $550 thousand for the same period in 2024, an decrease of 28.3%. The decrease in Energy Production revenue is due to the expiration of contracts late in 2024 and decreased run hours at certain energy production sites.

•Revenues for the year ended December 31, 2025 were $27.07 million compared to $22.62 million for the same period in 2024, an increase of 19.7% year over year.
◦Products revenues in the year ended December 31, 2025 were $9.13 million compared to $4.44 million for the same period in 2024 an increase of 105.5%. The increase in revenue during the year ended December 31, 2025 is due to increased chiller and cogeneration sales. The relocation to our new facility in April 2024 constrained our manufacturing capacity, which impacted product revenues during the second and third quarters of 2024.
◦Services revenues in the year ended December 31, 2025 were $16.62 million compared to $16.07 million for the same period in 2024, an increase of 3.4%. The increase in revenue during the year ended December 31, 2025 is due to the addition of $0.82 million in revenues from existing contracts, offset by a $0.27 million decrease in revenue from Aegis maintenance contracts.
◦Energy Production revenues in the year ended December 31, 2025 were $1.32 million, compared to $2.10 million for the same period in 2024, a decrease of 37.0%. The decrease in Energy Production revenue is due to the expiration of contracts late in 2024 and decreased run hours at certain energy production sites.

Gross Profit
•Gross profit for the quarter ended December 31, 2025 was $1.96 million compared to $2.73 million in the same period in 2024. Gross margin decreased to 36.8% in the quarter ended December 31, 2025 compared to 45.0% for the same period in 2024. The decrease in gross margin was driven by increased labor and material costs in our Services segment, increased labor cost in our Products segment and lower Energy Production margins.
•Gross profit for the year ended December 31, 2025 was $9.82 million compared to $9.87 million in the same period of 2024. Gross margin decreased to 36.3% in the year ended December 31, 2025 compared to 43.6% for the same period in 2024. The decrease in gross margin was driven by increased labor and material costs in our Services segment and lower Energy Production margins in the year ended December 31, 2025.

Operating Expenses

•Operating expenses increased $2.22 million, or 57.4%, to $6.10 million in the quarter ended December 31, 2025 compared to $3.87 million in the same period in 2024, due to the $1.11 million goodwill and long-lived asset impairment and increases in payroll, benefits, recruitment costs, freight costs and sales commissions.
•Operating expenses increased $3.67 million, or 25.4%, to $18.07 million in the year ended December 31, 2025 compared to $14.40 million in the same period in 2024 due to the $1.11 million goodwill and long-lived asset impairment and increases in payroll, benefits, recruitment costs, freight costs and sales commissions.

Adjusted EBITDA was negative $2.43 million for the quarter ended December 31, 2025 compared to negative $0.69 million for the quarter ended December 31, 2025. Adjusted EBITDA was negative $5.64 million for the year ended December 31, 2025 compared to negative $3.63 million for the year ended December 31, 2025. (Adjusted EBITDA is defined as net income or loss attributable to Tecogen, adjusted for interest, income taxes, depreciation and amortization, stock-based compensation expense, unrealized gain or loss on investment securities, goodwill impairment charges and other non-cash non-recurring charges or gains including abandonment of intangible assets and asset impairment. See the table following the Condensed Consolidated Statements of Operations for a reconciliation from net income (loss) to Adjusted EBITDA, as well as important disclosures about the Company's use of Adjusted EBITDA).
Conference Call Scheduled for March 18, 2026, at 9:30 am ET
Tecogen will host a conference call on March 18, 2026 to discuss the fourth quarter results beginning at 9:30 am eastern time. To listen to the call please dial (877) 407-7186 within the U.S. and Canada, or +1 (201) 689-8052 from other international locations. Participants should ask to be joined to the Tecogen Fourth Quarter and Year-End 2025 earnings call. Please begin dialing 10 minutes before the scheduled starting time. The earnings press release will be available on the Company website at www.Tecogen.com in the "News and Events" section under "About Us." The earnings conference call will be webcast live. To view the associated slides, register for and listen to the webcast, go to https://ir.tecogen.com/ir-calendar. Following the call, the recording will be archived for 14 days.

The earnings conference call will be recorded and available for playback one hour after the end of the call. To listen to the playback, dial (877) 660-6853 within the U.S. and Canada, or (201) 612-7415 from other international locations and use Conference Call ID#: 13752231.
About Tecogen
Tecogen Inc. designs, manufactures, sells, installs, and maintains high efficiency, ultra-clean, cogeneration products including engine-driven combined heat and power, air conditioning systems, and high-efficiency water heaters for residential, commercial, recreational and industrial use. The company provides cost effective, environmentally friendly and reliable products for energy production that nearly eliminate criteria pollutants and significantly reduce a customer’s carbon footprint. In business for over 35 years, Tecogen has shipped more than 3,200 units, supported by an established network of engineering, sales, and service personnel in key markets in North America. For more information, please visit www.tecogen.com or contact us for a free Site Assessment.
Forward Looking Statements
This press release and any accompanying documents, contain “forward-looking statements” which may describe strategies, goals, outlooks or other non-historical matters, or projected revenues, income, returns or other financial measures, that may include words such as "believe," "expect," "anticipate," "intend," "plan,"  "estimate," "project," "target," "potential," "will," "should," "could," "likely," or "may" and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.
In addition to those factors described in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and on our Current Reports on Form 8-K, under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: fluctuations in demand for our products and services, competing technological developments, issues relating to research and development, the availability of incentives, rebates, and tax benefits relating to our products and services, changes in the regulatory environment relating to our products and services, integration of acquired business operations, and the ability to obtain financing on favorable terms to fund existing operations and anticipated growth.
In addition to GAAP financial measures, this press release includes certain non-GAAP financial measures, including adjusted EBITDA which excludes certain expenses as described in the presentation. We use Adjusted EBITDA as an internal measure of business operating performance and believe that the presentation of non-GAAP financial measures provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance by eliminating items that vary from period to period without correlation to our core operating performance and highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures.
Tecogen Media & Investor Relations Contact Information:
Abinand Rangesh
P: 781-466-6487
E: Abinand.Rangesh@tecogen.com

TECOGEN INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

ASSETS	December 31, 2025	December 31, 2024
Current Assets
Cash and cash equivalents	$12,430,287	$5,405,233
Accounts receivable, net	4,280,991	6,026,545
Unbilled revenue	138,020	398,898
Inventory, net	10,949,697	9,634,005
Prepaid and other current assets	1,086,310	680,565
Total current assets	28,885,305	22,145,246
Property, plant and equipment, net	1,609,321	1,738,036
Right of use assets - operating leases	1,490,094	1,730,358
Right of use assets - finance leases	1,434,080	452,390
Intangible assets, net	2,146,503	2,513,189
Goodwill	1,248,442	2,346,566
Other assets	176,358	166,474
TOTAL ASSETS	$36,990,103	$31,092,259

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Related party notes payable	$—	$1,548,872
Accounts payable	3,381,545	4,142,678
Accrued expenses	2,814,150	2,890,886
Deferred revenue, current	1,530,977	6,701,131
Operating lease obligations, current	538,641	430,382
Finance lease obligations, current	280,265	85,646
Acquisition liabilities, current	677,162	902,552
Unfavorable contract liabilities, current	44,433	113,449
Total current liabilities	9,267,173	16,815,596
Long-term liabilities:
Deferred revenue, net of current portion	3,265,886	1,165,951
Operating lease obligations, net of current portion	1,004,488	1,341,789
Finance lease obligations, net of current portion	992,285	325,235
Acquisition liabilities, net of current portion	826,757	1,008,760
Unfavorable contract liability, net of current portion	160,902	309,390
Total liabilities	15,517,491	20,966,721
Commitments and contingencies	—	—
Stockholders’ equity:
Tecogen Inc. stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; 29,846,479 issued and outstanding at December 31, 2025 and 24,950,261 shares issued and outstanding at December 31, 2024	29,847	24,950
Additional paid-in capital	78,216,467	57,845,289
Unearned compensation	(712,019)	—
Accumulated deficit	(55,888,649)	(47,639,894)
Total Tecogen Inc. stockholders’ equity	21,645,646	10,230,345
Noncontrolling interest	(173,034)	(104,807)
Total stockholders’ equity	21,472,612	10,125,538
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$36,990,103	$31,092,259

TECOGEN INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended
	December 31, 2025	December 31, 2024
Revenues
Products	$460,522	$1,441,909
Services	4,462,823	4,083,492
Energy production	394,652	550,121
Total revenues	5,317,997	6,075,522
Cost of sales
Products	492,219	995,921
Services	2,527,701	2,009,762
Energy production	340,669	335,392
Total cost of sales	3,360,589	3,341,075
Gross profit	1,957,408	2,734,447
Operating expenses
General and administrative	4,090,960	2,928,287
Selling	585,163	503,145
Research and development	307,426	226,843
Gain on disposition of assets	(1,250)	(4,111)
Goodwill impairment	1,113,129	217,295
Total operating expenses	6,095,428	3,871,459
Loss from operations	(4,138,020)	(1,137,012)
Other income (expense)
Other income (expense), net	90,409	(11,509)
Interest expense	(38,697)	(30,762)
Gain on sale of marketable securities	3,687	—
Unrealized gain on marketable securities	85,988	—
Total other income (expense), net	141,387	(42,271)
Loss before provision for state income taxes	(3,996,633)	(1,179,283)
Provision for state income taxes	—	465
Consolidated net loss	(3,996,633)	(1,179,748)
Loss (income) attributable to the non-controlling interest	2,853	(6,319)
Loss attributable to Tecogen Inc.	$(3,993,780)	$(1,186,067)

Net loss per share - basic	$(0.13)	$(0.05)
Net loss per share - diluted	$(0.13)	$(0.05)
Weighted average shares outstanding - basic	29,839,305	24,893,739
Weighted average shares outstanding - diluted	29,839,305	24,893,739

	Three Months Ended
	December 31, 2025	December 31, 2024
Non-GAAP financial disclosure (1)
Net loss attributable to Tecogen Inc.	$(3,993,780)	$(1,186,067)
Interest expense, net	38,697	30,762
Income taxes	—	465
Depreciation & amortization, net	256,145	134,039
EBITDA	(3,698,938)	(1,020,801)
Stock-based compensation	138,171	41,082
Gain on sale of marketable securities	(3,687)	—
Unrealized gain on marketable securities	(85,988)	—
Inventory write down	110,488	70,530
Goodwill and long-lived asset impairment	1,113,129	217,295
Adjusted EBITDA	$(2,426,825)	$(691,894)

TECOGEN INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Years Ended
	December 31, 2025	December 31, 2024
Revenues
Products	$9,133,450	$4,443,996
Services	16,616,523	16,074,870
Energy production	1,323,737	2,100,670
Total revenues	27,073,710	22,619,536
Cost of sales
Products	6,097,501	3,014,655
Services	10,202,774	8,432,876
Energy production	948,927	1,301,832
Total cost of sales	17,249,202	12,749,363
Gross profit	9,824,508	9,870,173
Operating expenses:
General and administrative	13,522,035	11,356,406
Selling	2,267,247	1,880,903
Research and development	1,166,744	961,837
Loss (gain) on sale of assets	183	(12,181)
Long-lived asset impairment	15,005	—
Goodwill impairment	1,098,124	217,295
Total operating expenses	18,069,338	14,404,260
Loss from operations	(8,244,830)	(4,534,087)
Other income (expense)
Interest and other income (expense)	151,711	(26,814)
Interest expense	(150,289)	(90,304)
Gain on the sale of marketable securities	3,687	—
Unrealized gain on marketable securities	10,993	—
Total other expense, net	16,102	(117,118)
Loss before income taxes	(8,228,728)	(4,651,205)
State income tax provision	20,615	22,565
Consolidated net loss	(8,249,343)	(4,673,770)
Loss (income) attributable to the noncontrolling interest	588	(86,468)
Net loss attributable to Tecogen Inc.	$(8,248,755)	$(4,760,238)

Net loss per share - basic	$(0.30)	$(0.19)
Net loss per share - diluted	$(0.30)	$(0.19)
Weighted average shares outstanding - basic	27,233,143	24,861,190
Weighted average shares outstanding - diluted	27,233,143	24,861,190

	Years Ended
	December 31, 2025	December 31, 2024
Non-GAAP financial disclosure (1)
Net income loss attributable to Tecogen Inc.	$(8,248,755)	$(4,760,238)
Interest expense	150,289	90,304
Provision for income taxes	20,615	22,565
Depreciation & amortization, net	877,675	553,783
EBITDA	(7,200,176)	(4,093,586)
Stock-based compensation	348,029	172,987
Realized gain on marketable securities	(3,687)	—
Unrealized gain on marketable securities	(10,993)	—
Inventory writedown	110,488	70,530
Goodwill and long-lived asset impairment	1,113,129	217,295
Adjusted EBITDA	$(5,643,210)	$(3,632,774)

(1) Non-GAAP Financial Measures
In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, this news release contains information about Adjusted EBITDA (net income (loss) attributable to Tecogen Inc adjusted for interest, income taxes, depreciation and amortization, stock-based compensation expense, unrealized gain or loss on investment securities, goodwill impairment charges and other non-cash non-recurring charges including abandonment of certain intangible assets), which is a non-GAAP measure.  The Company believes Adjusted EBITDA allows investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results.  Adjusted EBITDA is not calculated through the application of GAAP.  Accordingly, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

TECOGEN INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	For the Years Ended
	December 31, 2025	December 31, 2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated loss	$(8,249,343)	$(4,673,770)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, accretion and amortization, net	877,675	553,783
Loss (gain) on sale of assets	183	(12,181)
Provision for credit losses	62,958	146,010
Provision for inventory reserve	110,488	70,530
Unrealized gain on investment securities	(10,993)	—
Gain on the sale of investments	(3,687)	—
Stock-based compensation	348,029	172,987
Goodwill and long-lived asset impairment	1,113,129	217,295
Non-cash interest expense	43,476	45,025
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	1,682,596	608,929
Inventory, net	(1,426,182)	848,884
Unbilled revenue	260,879	859,634
Prepaid expenses and other current assets	(405,745)	(319,926)
Other non-current assets	464,576	510,723
Increase (decrease) in:
Accounts payable	(761,131)	(371,736)
Accrued expenses	(76,736)	386,257
Deferred revenue	(3,070,219)	5,850,265
Other current liabilities	(871,627)	(832,162)
Net cash provided by (used in) operating activities	(9,911,674)	4,060,547
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(400,781)	(969,163)
Proceeds on sale of property and equipment	4,290	51,400
Distributions to noncontrolling interest	(67,639)	(96,974)
Net used in investing activities	(464,130)	(1,014,737)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from follow-on offering, net of transaction costs	18,105,100	—
(Repayment of) proceeds from related party note	(1,076,956)	1,000,000
Finance lease principal payments	(324,065)	(62,847)
Proceeds from exercise of stock options	696,779	71,000
Net cash provided by financing activities	17,400,858	1,008,153
Change in cash and cash equivalents	7,025,054	4,053,963
Cash and cash equivalents, beginning of the year	5,405,233	1,351,270
Cash and cash equivalents, end of the year	$12,430,287	$5,405,233
Supplemental disclosure of cash flow information:
Cash paid for interest	$183,354	$45,278
Cash paid for taxes	$20,615	$22,565
Non-cash investing activities
Right-of-use assets acquired under operating leases	$193,480	$1,650,994
Right-of-use assets acquired under finance leases	$1,227,447	$295,085
Aegis acquisition:
Contingent consideration	$—	$272,901
Non-cash financing activities
Related party note conversion to common stock	$514,148	$—